UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2016

LHC GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33989	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Hugh Wallis Rd. S

Lafayette, LA 70508

(Address of Principal Executive Offices, including Zip Code)

(337) 233-1307

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On June 1, 2016, LHC Group, Inc. (the “Company”) and Donald D. Stelly entered into an Amended and Restated Employment Agreement (the “Agreement”) pursuant to which Mr. Stelly will continue to serve as the Company’s President and Chief Operating Officer. The Agreement amends and restates a prior employment agreement between the parties that was set to expire on August 18, 2016. The Agreement is effective June 1, 2016, and expires on May 31, 2019, but will automatically extend for additional for one-year periods on each June 1 thereafter unless, upon not less than six months advance notice, either the Company or Mr. Stelly notifies the other of its intent to terminate the Agreement as of the next May 31.

Pursuant to the Agreement, Mr. Stelly will receive an annual base salary of $550,000, which may be increased (but not decreased) from time to time by the Compensation Committee of the Board of Directors of the Company in connection with an annual review of Mr. Stelly’s performance and compensation, and he will be eligible to earn an annual cash bonus, based on achievement of performance goals established from year to year by the Compensation Committee. Mr. Stelly will also be eligible to receive annual grants of equity awards and to participate in all incentive, savings and retirement plans, practices, policies and programs available to executive officers of the Company. In addition, in connection with the execution this the Agreement, on June 1, 2016, Mr. Stelly received a one-time cash bonus equal to $150,000 and a grant of 30,000 shares of restricted stock that will vest over five years and will be subject to the terms of the Company’s standard restricted stock agreement.

The Agreement may be terminated by the Company at any time with or without “cause” (as defined therein) or by Mr. Stelly with or without “good reason” (as defined therein). The Agreement also terminates upon Mr. Stelly’s death or retirement, and will terminate after Mr. Stelly’s failure to return to full-time work performance within thirty (30) days of the Company’s notice of its determination that a disability (as defined therein) of Mr. Stelly had occurred.

In the event the Company terminates his employment other than for cause or his disability, or Mr. Stelly terminates his employment for good reason, Mr. Stelly would receive (a) amounts payable to him through the effective date of such termination for base salary and any incentive benefits that accrued to him prior to such termination; (b) a pro-rata portion of his annual bonus earned through the date of termination; (c) a lump sum severance payment calculated as follows: (i) if the termination is before or more than two years after a change of control, the payment shall be equal to 1.5 times the sum of (x) his base salary at the time of termination and (y) the greater of the average of the annual cash bonuses earned by him for the two fiscal years in which annual bonuses were paid immediately preceding the year of termination, or his target bonus for the year of termination, or (ii) if the termination occurs within two years after the occurrence of a change of control, the payment shall be equal to 2.5 times the sum of (x) his base salary at the time of termination and (y) the greater of the average of the annual cash bonuses earned by him for the two fiscal years in which annual bonuses were paid immediately preceding the year of termination, or his target bonus for the year of termination; (d) immediate vesting of all stock options and other equity awards, if the termination is within two years after a change of control, or continued vesting of his equity awards if the termination is before or more than two years after a change of control for so long as he continues to comply with the applicable non-competition provisions; and (e) payment of certain health and welfare benefits.

In the event the Agreement is terminated due to Mr. Stelly’s disability or death, then Mr. Stelly or his estate (as applicable) would receive (a) amounts payable to him through the effective date of such termination for base salary and any incentive benefits that accrued to him prior to such termination; (b) payment of certain health and welfare benefits; and (c) immediate vesting of all stock options and other equity awards.

In the event the Company terminates his employment for cause, or Mr. Stelly terminates his employment other than for good reason or due to his retirement, then Mr. Stelly would receive (a) amounts payable to him through the effective date of such termination for base salary and any incentive benefits that accrued to him prior to such termination; and (b) payment of certain health and welfare benefits.

The Agreement provides that if all or any portion of the payments or benefits payable to Mr. Stelly under the Agreement would be subject to excise tax as an “excess parachute payment” under federal income tax rules, the Company shall reduce the payments and benefits payable to Mr. Stelly to the extent necessary so that no part of any benefits that are treated as “parachute payments” for purposes of the applicable federal income tax rules, but only if the net after-tax benefit (as defined therein) resulting from such reduction exceeds the net after-tax benefit if such reduction were not made.

The Agreement also contains confidentiality, non-compete and non-solicitation covenants that apply during the term of the Agreement and for a two-year period after Mr. Stelly’s termination of employment (or for a six-month period if the termination occurs within two years after a change of control).

The Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated by reference herein and the above description is qualified in its entirety by reference to such exhibit.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following matters were acted upon at the 2016 Annual Meeting of Stockholders held on June 2, 2016:

1.	Election of Directors. On the election of four (4) nominees to serve as Class II directors of the Company for a term of three (3) years, expiring at the 2019 Annual Meeting of Stockholders:

Name	For	Withhold Authority	Broker Non-vote
John L. Indest	14,681,419	783,520	771,912
Ronald T. Nixon	13,896,185	1,568,754	771,912
W.J. “Billy” Tauzin	7,591,645	7,873,294	771,912
Kenneth E. Thorpe	15,277,583	187,356	771,912

2.	Executive Compensation Advisory Vote: Votes regarding an advisory (non-binding) vote approving executive compensation were as follows:

For	Against	Abstain	Broker Non-vote
15,049,635	401,537	13,767	771,912

3.	Ratification of Selection of Public Accounting Firm. On the ratification of the selection of KPMG, LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016:

For	Against	Abstain	Broker Non-vote
16,118,686	99,657	18,508	-

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

EXHIBIT NO.	DESCRIPTION

10.1	Amended and Restated Employment Agreement by and between LHC Group, Inc., a Delaware corporation, and Donald D. Stelly, effective as of June 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

	By:	/s/ Joshua L. Proffit

Joshua L. Proffitt
Executive Vice President and
Chief Financial Officer

Dated: June 3, 2016

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

10.1	Amended and Restated Employment Agreement by and between LHC Group, Inc., a Delaware corporation, and Donald D. Stelly, effective as of June 1, 2016.